UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA (Address of principal executive offices)		92705 (Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On June 15, 2004, Advanced Medical Optics, Inc. issued a press release, attached hereto as Exhibit 99.1 and by this reference incorporated herein, announcing that it intended to offer, in a private offering, convertible senior subordinated notes due 2024.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated June 15, 2004, issued by Advanced Medical Optics, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC. (Registrant)
	By:	/s/ Aimee S. Weisner
Date: June 15, 2004		Aimee S. Weisner
Corporate Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit
No.
99.1	Press Release, dated June 15, 2004, issued by Advanced Medical Optics, Inc.

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